UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 3, 2025

NOCERA, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41434	16-1626611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City Taiwan 221, ROC

(Address of principal executive offices and zip code)

(886) 910-163-358

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NCRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 3, 2025, the Board of Directors (the “Board”) of Nocera, Inc. (the “Company”), after discussion with management and in consultation with the Company’s independent registered public accounting firm, concluded that the unaudited interim consolidated financial statements for the quarterly periods ended March 31, 2024, June 30, 2024, and September 30, 2024 (collectively, the “Restated Periods”), as included in the Company’s Quarterly Reports on Form 10-Q for the respective periods (collectively, the “Prior Filings”), should no longer be relied upon due to material errors in those financial statements.

The Company determined that it incorrectly accounted for changes in the fair value of its warrant liability under ASC 815-40-35-4 and ASC 825-10-45-5. Specifically, the Company failed to recognize a decrease in the fair value of its warrant liability in the amount of $552,173 in its statement of operations during the Restated Periods. As a result of the failure to recognize the decrease in fair value of the warrant liability, the warrant liability and total liabilities were overstated by approximately 70% and 35%, respectively, on the Company’s balance sheet as of September 30, 2024. In addition, the unrecognized adjustment materially impacted the Company’s reported net loss of $1.16 million for 2024.

The Company will restate the unaudited financial statements for the Restated Periods to recognize the change in fair value of the warrant liability in accordance with Generally Accepted Accounting Principles (GAAP). The Company also considered the applicability of the guidance in ASC 250-10-50 regarding the correction of errors and will include appropriate disclosures related to the nature and impact of the misstatement and the corrections made.

In addition, the Company determined that controls over the evaluation and measurement of warrant liabilities, as well as controls over the reversal of liabilities during the periods ended March 31, 2024, June 30, 2024, and September 30, 2024, were not operating effectively. Consequently, management has concluded that a material weakness existed in the Company’s internal control over financial reporting during the Restated Periods. Accordingly, management’s prior conclusions regarding the effectiveness of the Company’s disclosure controls and procedures as of March 31, 2024, June 30, 2024, and September 30, 2024 should no longer be relied upon.

The Company intends to include in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Form 10-K”), which is expected to be filed on or before April 15, 2025 (i) restated financial statements for the Restated Periods, presented as footnotes to the 2024 Form 10-K; (ii) an explanatory note describing the background and impact of the restatements, including their effect on internal control over financial reporting; and (iii) an updated evaluation by management concluding that the Company’s disclosure controls and procedures and internal control over financial reporting were not effective as of the end of the Restated Periods due to material weaknesses identified.

The Company has discussed the matters disclosed in this Item 4.02(a) with its independent registered public accounting firm, Enrome LLP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCERA, INC.

Date: April 3, 2025	By: /s/ Andy Ching-An Jin
Name: Andy Ching-An Jin Title: Chief Executive Officer

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